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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of The L.L. Knickerbocker Co., Inc. on Form S-3 of our report dated March 31, 1998 appearing in the Annual Report on Form 10-KSB of The L.L. Knickerbocker Co., Inc. for the year ended December 31, 1997.

We also consent to the reference to us under the heading "Experts" in this Registration Statement.


/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
July 10, 1998